EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of the 6th day of August 2007 (the "Agreement"), between Infocrossing, Inc., a Delaware corporation (the "Company") and Michael Wilczak (the "Executive").

                                    RECITALS
WHEREAS, the Company desires to continue the employment of the Executive and to enter into this Agreement embodying the terms of such employment; and, WHEREAS, the Executive desires to enter into this Agreement and to continue accept employment with the Company, subject to the terms and conditions of this Agreement,
                                    AGREEMENT
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

1. Employment.

The Company hereby agrees to employ/continue to employ the Executive, and the Executive hereby agrees to be employed by the Company commencing on the Effective Date on the terms and conditions set forth in this Agreement. EXECUTIVE ACKNOWLEDGES THAT EMPLOYMENT WITH THE COMPANY IS "AT WILL" AND MAY BE TERMINATED BY THE COMPANY OR EXECUTIVE AT ANY TIME, FOR ANY (OR NO) REASON, WITH OR WITHOUT NOTICE.

2. Position and Duties.

(a) Position. During the term of his employment by the Company, the Executive shall serve as the Senior Vice-President Corporate Development and shall report directly to each of the President of the Company, the Chief Executive of the Company, and the Board of Directors.

(b) Duties. The Executive shall have such duties and authority consistent with the position of Senior Vice-President Corporate Development as shall be assigned to him from time to time by the Company's Chief Executive Officer, President, or Board of Directors. The Executive's duties and authority shall be those of a senior executive of the Company. The Executive shall devote his full business time, attention, skill, and efforts to the performance of his duties under this Agreement and shall not engage in any other business or occupation while employed by the Company. Notwithstanding the foregoing, nothing herein shall preclude the Executive from: (i) engaging in charitable activities and community affairs and (ii) managing his personal investments and affairs; PROVIDED, HOWEVER, that the activities set out in clauses (i) and (ii) shall be limited by the Executive so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

3. Place of Employment.

The Executive shall be employed at the Company's offices at 2 Christie Heights Street, Leonia, NJ 07605.

4. Term.

The period of the Executive's employment under this Agreement shall begin as of August 6, 2007 (the "Effective Date") and shall continue until terminated in accordance with Section 10 below. As used in this Agreement, the phrase "Term" refers to Employee's period of employment from the date of this Agreement until the date his/her employment is terminated.

5.
Compensation and Benefits.

(a) Base Salary. During the Term, the Company shall pay the Executive an annual base salary of two hundred and six thousand dollars ($206,000) (the "Annual Base Salary") payable in accordance with the Company's regular payroll practices. The Annual Base Salary shall be reviewed by the Company's Board of Directors, or compensation committee of such board, at least annually and may be adjusted upwards (but not downwards).

(b) Performance Bonus. The Executive may receive annual performance bonuses if and as when any such bonuses are awarded, in the amount, and at such time, as determined in the sole discretion of the Board of Directors or the compensation committee of such board.

6. The Executive's Benefits.

The Executive shall be entitled to participate in any and all benefit programs and arrangements, including vacation, holiday, sick, and other leave, made generally available from time to time by the Company to its senior officers and other employees of the Company pursuant to the terms and conditions of the plan documents applicable to other officers and employees.

7. Expense Reimbursement.

The Company shall reimburse the Executive for all reasonable business expenses incurred, in accordance with the Company's policies, by the Executive in connection with his employment hereunder. The Executive shall submit to the Company such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

8. Confidentiality Agreement.

Concurrently with the execution of this Agreement, the Executive shall execute the Company's standard Employee Confidentiality and Invention Assignment Agreement (the "Confidentiality Agreement"). In the event of a conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control.

9. Representation of the Executive.

The Executive hereby warrants and represents that he is not bound by any other agreement or subject to any other restriction which would either prevent him from entering into this Agreement or from performing his duties as contemplated hereunder.

10. Termination.

(a) Termination of Employment. The Executive's employment may be terminated (i) by the Company at any time with or without "Cause" (as defined below) (including, without limitation, due to the "Disability" (as defined below) of the Executive) and (ii) by the Executive at any time with or without "Good Reason" (as defined below). In addition, Executive's employment shall terminate upon the death of the Executive. Upon termination, the Executive (or his beneficiary or estate, as the case may be) shall be entitled to receive the compensation and benefits described in Section 11 below.

(b) Definitions.

         (i) Disability. For purposes of this Agreement: (A) the Executive shall be "disabled" if the Company, in its reasonable discretion and after any period of leave required by federal or state law, determines that a physical or mental impairment or condition renders the Executive incapable of performing his essential job functions; (B) in making the determination of whether the Executive is disabled, the Company shall consider any reasonable accommodations that might enable the Executive to safely and successfully perform his essential job functions provided that: i) the Executive or his medical care provider advises the President of the Company of such potential accommodations; ii) the Executive or his medical care provider submits documentation establishing that the Executive's physical or mental impairment or condition substantially limits one or more major life activities; and iii) the accommodation sought or proposed by the Executive or his medical care provider does not pose an undue hardship on the Company; (C) without limiting the foregoing, the Executive's receipt of disability benefits under the Company's disability benefit plans or any privately owned long term disability insurance plan, or receipt of Social Security disability or workers' compensation benefits shall be deemed conclusive evidence of disability for purposes of this Agreement and shall dispense with any need for the Company to determine that the Executive is disabled.

                  Upon making the determination referenced in 10.(b)(i)(A), the Company shall provide the Executive with thirty (30) days written notice setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination due to disability. Such termination shall not be effective if the Executive returns to regular and full-time performance of the Executive's essential job functions within such thirty (30) day period. The Company shall, in its sole discretion, determine whether the Executive has returned to regular and full-time performance of the Executive's essential job functions.

         (ii) Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's prior written consent: (A) the occurrence of any material breach of this Agreement by the Company which remains uncured for a period of more than thirty (30) days after written notice of such breach and of the Executive's intention to terminate his employment for "Good Reason" if such breach is not remedied; (B) a failure by the Company to pay any amount due hereunder within ten (10) business days following written demand for payment, which demand shall state that the Executive intends to resign for Good Reason if such payment is not made within such ten (10) business day period; (C) the assignment to the Executive of duties or responsibilities materially inconsistent with the Executive's current position, duties or responsibilities, as contemplated by this Agreement, or a change in title, in either case, sufficient to constitute a substantial diminution of status within the Company which duties or responsibilities are not reassigned within thirty (30) days after written demand from the Executive, which demand shall state that the Executive intends to resign for Good Reason if such duties and responsibilities are not reassigned; (D) a relocation of the office of the Company to which the Executive is required to report to a location more than fifty (50) miles from its current location of 2 Christie Heights Street, Leonia, NJ; or (E) an involuntary reduction of the Executive's Annual Base Salary.

         (iii) "Cause" shall mean: (1) any act of theft, fraud, embezzlement, falsification of Company or customer documents, misappropriation of funds or other assets of the Company or other acts of dishonesty or misconduct involving the property or affairs of the Company or the carrying out of the Executive's duties; (2) a conviction (by trial, upon a plea or otherwise including NOLO CONTENDRE) or the admission of guilt of any felony or misdemeanor involving moral turpitude or other act of dishonesty, fraud or deceit; or (3) the repeated material violation of any written policy or procedure of the Company subject to written notice with fifteen (15) days to cure.

         (iv) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, or by reason of his Disability, the date all of the conditions to constitute a Disability have occurred, (ii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, provided that such date is no earlier than the date of receipt of such notice by the Executive, and (iii) if the Executive's employment is terminated for any other reason, the last day the Executive provided services to the Company.

         (v) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive shall be communicated by a written notice to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination not satisfying the requirements of this subsection (v) shall not be effective. Executive will no longer accrue vacation, sick, or other paid-time-off in accordance with the Company's policy beginning on the day after the Executive receives Notice of Termination and the Executive will no longer be obliged to report to work beginning with such day.

11. Compensation Upon Termination of Employment

Upon termination of the Executive's employment under this Agreement, the Executive (or his designated beneficiary or estate, as the case may be) shall be entitled to receive the following compensation:

(a) Earned but Unpaid Compensation. The Company shall pay the Executive any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the date of termination.

(b) Additional Compensation Payable Following Termination Without Cause or Termination for Good Reason.

         (i) Requirements for Additional Compensation. The Executive will receive the additional compensation and benefits set forth in clause (ii) below, if the following requirements are met:

                  (A) The Executive's employment is terminated by the Company for any reason other than Cause, death or Disability or the Executive terminates employment for Good Reason; and

                  (B) The Executive executes a separation agreement and general release substantially in the form attached hereto as Exhibit A.

         (ii) Additional Compensation. The Company shall provide Executive with the following compensation and benefits: (A) The Company shall pay the Executive an amount equal to the sum of 12 months of Base Salary (at the rate in effect immediately prior to his termination date). Such amount shall be paid as follows in 24 equal bi-monthly installments commencing following the Executive's employment termination date (the "Severance Period").

                           (I) In the event that the Executive is not subject to
the 6-month payment delay requirement applicable to "specified employees" pursuant to Section 409A of the Internal Revenue Code as of his employment termination date, then such amount shall be paid in equal monthly installments during the Severance Period.

                           (II) In the event that the Executive is subject to
the 6-month payment delay requirement and if the total of the monthly installments determined under clause (I) above does not exceed the maximum amount permitted under the separation pay exception set forth in Treasury Regulation 1.409A-1(b)(9)(iii)(A) (or any successor regulation thereto), then the monthly installments shall paid in accordance with clause
(I).

                           (III) In the event that the Executive is subject to
the 6-month payment delay requirement and if the total of the monthly installments determined under clause (I) above would exceed the maximum amount permitted under the separation pay exception set forth in Treasury Regulation 1.409A-1(b)(9)(iii)(A) (or any successor regulation thereto), then the amount of each monthly installment payable during the 6-month delay period shall be reduced to an amount equal 1/6th of such maximum amount and the installments payable during the remainder of the Severance Period shall be increased accordingly.

                  (B) Any unvested stock options shall vest immediately upon the Executive's employment termination date and all stock options shall continue to be exercisable for up to one year after Executive's last day of employment, subject to applicable law and in accordance with the applicable plans and stock option agreements; PROVIDED, HOWEVER, in no event can the exercise period extend beyond the date on which the option would have expired if the Executive had continued in active employment.

                  (C) During the Severance Period, the Company shall pay the cost of outplacement services up to a maximum amount of fifty thousand dollars ($50,000) (the "Outplacement Benefits"). The Executive shall make an election to receive this outplacement benefit in a lump sum payment equivalent to the maximum amount or the outplacement assistance, provided such election is made within ten (10) days following notice of termination. In the event Executive elects to receive a cash payment, it will be paid within ten (10) business days of such election.

                  (D) If Executive properly and timely elects to continue any medical or dental coverage under the applicable Plan(s) existing at the date of termination in accordance with the continuation requirements of COBRA, the Company shall pay the cost of the premium for such coverage beginning on the last day of employment and ending one year later. Thereafter, Executive shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Executive's own expense.

(c) Other Compensation and Benefits.

Except as otherwise provided under this Agreement,

         (i) any benefits to which the Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 6 above shall be determined and paid in accordance with the terms of such plans, policies and arrangements, except as may be provided in paragraph 11(b)(ii)(D) above; and

         (ii) the Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

12. Merger or Reorganization.

This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred, and the Company shall require the successor to the Company as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to all or a substantial portion of its business and/or assets as aforesaid.

13. Arbitration.

Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision, except for claims concerning the violation of any confidentiality, non-disclosure, non-solicitation or non-competition promise/ agreement (see Paragraphs 8 and 12 above), shall be submitted to arbitration which shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrator shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns except as to any appellate rights available to the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitration shall be conducted before a single arbitrator, such arbitrator being reasonably satisfactory to each party, in Bergen County, New Jersey. The Company shall pay the costs and expenses of such arbitration, and each party shall separately pay his or its attorneys' fees and expenses.

14. Non-Assignability.

The obligations of the Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer except as provided in Paragraph 13 above regarding merger or reorganization.

15. Notices.

All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows: If to the Executive to:

Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605
Attention: Michael Wilczak

If to the Company to:
Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605
Attention: Chief Executive Officer
With a copy to:

Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605
Attention: General Counsel

or at such other place as may be designated in writing by like notice. Notice by mail will be deemed received three (3) days after mailing. Notice by personal delivery, including overnight courier, will be effective upon receipt.

16. Indemnification.

The Company will indemnify the Executive (and his legal representatives, heirs, estate or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of any proceeding) by the laws of the jurisdiction of the incorporation of the Company as in effect at the time of the subject act or omission, or by the certificate of incorporation and by-laws of the Company as in effect at such time or on the date of this Agreement, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for a person serving or having served in the positions and offices in which the Executive is serving or has served), against all costs, charges and expenses whatsoever incurred or sustained by him (or his legal representatives, heirs, estate or other successors) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives, heirs, estate or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary, or by reason of his serving or having served any other enterprise as a director, officer or employee at the request of the Company or any subsidiary. Such indemnification does not apply to any suits, causes or arbitrations arising under this Agreement.

17. Waiver; Modification.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Severability.

The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

19. Choice of Law; Jurisdiction.

This Agreement shall be governed by the laws of the State of New Jersey without reference to such State's conflict of law rules. Each party irrevocably consents to the exclusive jurisdiction of the courts of the state or federal courts located in New Jersey and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

20. Entire Agreement.

This Agreement, together with the Employee Confidentiality and Invention Assignment Agreement or similar confidentiality/non-solicitation agreement signed by the Executive (the "Confidentiality Agreement"), sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement.

21. Beneficiaries; References.

The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of his incompetence, all references in the Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

22. Compliance with Section 409A of the Code.

It is intended that all applicable provisions of this Agreement comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted and operated in accordance with such requirements, where applicable.

23. Withholding of Taxes.

The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

24. Gross-Up Payment

(a) Additional Payment. In the event that any portion of the payments and benefits provided to Employee under this Agreement (without regard to any amount payable under this Section 24 and any other payments and benefits under any other agreement with or plan of the Company (in the aggregate, "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount that will place Employee in substantially the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied to the Total Payments.

(b) Determination by Accounting Firm. Subject to the provisions of Section 24(c) below, all determinations required to be made under this Section 24, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors or such other certified public accounting firm reasonably acceptable to Employee as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Employee. Any Gross-Up Payment, as determined pursuant to this Section 24, shall be paid by the Company to Employee not later than the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon the Company and Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 24(c) and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for Employee's benefit.

(c) Company's Right to Contest Excise Tax. Employee agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee agrees to:

         (i) give the Company any information reasonably requested by the Company relating to such claim,

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

         (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

         (iv) permit the Company to participate in any proceedings relating to such claim.

         Without limitation on the foregoing provisions of this Section 24(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim. The Company may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee, on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or other taxing authority. If the Company does not timely notify Employee in writing of its desire to contest the claim, the Company shall pay to Employee an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and Employee agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

(d) Repayment to the Company. If, after the receipt by Employee of an Advance pursuant to Section 24(c), Employee becomes entitled to receive any refund with respect to the claim to which the Advance relates, Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an Advance pursuant to Section 24(c), a determination is made that Employee is not entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the Advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset the amount of the additional Gross-Up Payment then required to be paid Employee.

(e) Further Assurances. The Company shall indemnify Employee and hold him harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by Employee with respect to the exercise by the Company of any of its rights under Section 24, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to him resulting from any Advance or action taken on Employee's behalf by the Company pursuant to this Section 24. The Company shall pay all legal fees and expenses incurred under this Section 24 and shall promptly reimburse Employee for the reasonable expenses incurred by him in connection with any actions taken by the Company or required to be taken by Employee under this Section 24. The Company also shall pay all of the fees and expenses of the Accounting Firm.

25. Interpretation.

The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

26. No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date hereinabove set forth.

                                            THE EXECUTIVE

                                            By:  /s/ MICHAEL WILCZAK
                                                -------------------------------
                                                     MICHAEL WILCZAK


                                            INFOCROSSING, INC.

                                            By:  /s/ ROBERT B. WALLACH
                                                -------------------------------
                                                     ROBERT B. WALLACH
                                                     PRESIDENT



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                                    EXHIBIT A
                      STANDARD AGREEMENT & GENERAL RELEASE
                           [SEE PARAGRAPH 11(B)(I)(B)]

                          AGREEMENT AND GENERAL RELEASE

                  [INSERT COMPANY NAME] and [EMPLOYEE NAME], Employee's heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as "Employee"), agree that: 1. Last Day of Employment. Employee's last day of employment with Infocrossing, Inc. was __________________. 2. Consideration. In consideration for signing this Agreement and General Release, and complying with its terms, Infocrossing agrees to pay the "Additional Compensation In Change Of Control" as set forth in paragraph 4.(d)(ii) of the Employment Agreement entered between Employee and Infocrossing, Inc., dated ________________. 3. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph "2" above, except for Employee's execution of this Agreement and General Release and the fulfillment of the promises contained herein. 4. General Release of All Claims. Employee knowingly and voluntarily releases and forever discharges [Insert Company Name], its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as "Releasees"), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of: o The National Labor Relations Act; o Title VII of the Civil Rights Act; o Sections 1981 through 1988 of Title 42 of the United States Code; o The Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan); o The Immigration Reform and Control Act; o The Americans with Disabilities Act; o The Age Discrimination in Employment Act; o The Occupational Safety and Health Act; o The Workers Adjustment and Retraining Notification Act;
o The Fair Credit Reporting Act; o The Uniformed Services Employment and Reemployment Rights Act; o Worker Adjustment and Retraining Notification Act; o Employee Polygraph Protection Act; o The employee (whistleblower) civil protection provisions of the Corporate and Criminal Fraud Accountability Act
         (Sarbanes-Oxley Act);
o        The New Jersey Law Against Discrimination;
o        The New Jersey Civil Rights Act;
o        The New Jersey Family Leave Act;
o        The New Jersey State Wage and Hour Law;
o        The New Jersey Conscientious Employee Protection Act;
o        The New Jersey Equal Pay Law;
o        The New Jersey Occupational Safety and Health Law;
o        The New Jersey Smokers' Rights Law;
o        The New Jersey Genetic Privacy Act;
o        The New Jersey Fair Credit Reporting Act;
o The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing A Workers' Compensation Claim; o The New Jersey Public Employees' Occupational Safety and Health Act; o New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and
         Discrimination;
o        any other federal, state or local law, rule, regulation, or ordinance;
o        any public policy, contract, tort, or common law;
o any claims for vacation, sick or personal leave pay, short term or long term disability benefits, or payment pursuant to any practice, policy, handbook or manual; or
o any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters. Employee understands this Release includes all claims related in any manner to Employee's employment or the cessation of that employment. Employee further understands that Employee is hereby releasing any known or unknown claim for alleged right to discovery of information or documents of Releasees.
5. Acknowledgments and Affirmations.
Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Infocrossing, Inc. except ________________. Employee also affirms that Employee has [reported all hours worked as of the date Employee signs this release and has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or New Jersey Family Leave Act or related state or local leave or disability accommodation laws.
Employee further affirms that Employee has no known workplace injuries or occupational diseases.
Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by Infocrossing, Inc. or its officers, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement does not limit either party's right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.
Employee shall not apply in the future for employment with [INSERT COMPANY NAME] because of, among other things, irreconcilable differences with [INSERT COMPANY NAME].
                  6. Confidentiality and Return of Property. To the extent permitted by law, Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement and General Release, except to Employee's spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee's consideration of this Agreement and General Release. In the event Employee or Employee's counsel believe either is compelled to provide or disclose information described in this paragraph, they will provide written notice of such belief, via facsimile and mail, to [Insert the title, address and fax number of the appropriate client representative], no later than seven (7) business days prior to said production or disclosure. This Agreement shall not be filed with any court and shall remain forever confidential except in an action to enforce or for breach of this Agreement. If Employee asserts an action to enforce this Agreement or for breach of this Agreement, Employee shall maintain such confidentiality by whatever means necessary, including, but not limited to, submitting the Agreement to a court under confidential seal. Employee affirms that Employee has returned all of Infocrossing, Inc.'s property, documents, and/or any confidential information in Employee's possession or control. Employee also affirms that Employee is in possession of all of Employee's property that Employee had at the Company's premises and that Infocrossing, Inc. is not in possession of any of Employee's property. 7. Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement and General Release, either party may institute an action specifically to enforce any term or terms of this Agreement and General Release and/or seek any damages for breach. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.
8. Nonadmission of Wrongdoing. The Parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.
9. Amendment. This Agreement and General Release may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement and General Release. 10. Entire Agreement. This Agreement and General Release sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except Employee Confidentiality and Invention Assignment Agreement or similar confidentiality/non-solicitation agreement signed by the Executive (the "Confidentiality Agreement") and Employment Agreement dated __________, both of which are incorporated herein by reference. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee's decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release. EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE'S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO ____________ [IDENTIFY COMPANY REPRESENTATIVE] AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED TO _________________ [IDENTIFY COMPANY REPRESENTATIVE] OR HIS/HER DESIGNEE, OR MAILED TO ____________________ [IDENTIFY ADDRESS] AND POSTMARKED WITHIN SEVEN
(7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS
AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.
The Parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

THE EXECUTIVE

By:_________________________________

INFOCROSSING, INC.

By:_________________________________
Name:
Title: